Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated September 29, 2025, is between The Marquie Group, Inc., a Florida corporation (“Assignee”), and Tristar Wellness Solutions, Inc., a Nevada corporation (“Assignor”), and GETGOLF.

R E C I T A L S

A.Assignee and Assignor have agreed to the sale and assignment of GETGOLF and all of the assets of GETGOLF listed in Exhibit A, (collectively, the “Assets”) owned by Assignor to Assignee, on the terms and conditions set forth herein.

B.In addition, Assignor has agreed to assign to Assignee all right, title and interest of Assignor in all contracts associated with the Assets, on the terms and conditions set forth herein.

A G R E E M E N T S

In consideration of the recitals and the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Asset Assignment. Effective as of the Closing, Assignor assigns to Assignee all of Assignor's right, title and interest in the Assets.

2.	Contract Assignment and Assumption. Effective as of the Closing, and without any further action by the parties, Assignor assigns to Assignee all of Assignor’s right, title and interest in, to and under the contracts associated with the Assets.

3.	Consideration. In full consideration of the assignments described in Sections 1 and 2, Assignee agrees to deliver to Assignor payment in the amount of 1,000,000 shares of Assignee (the “Consideration”).

4.	Closing.

4.1.	Closing Date. Subject to the satisfaction of the conditions set forth herein, the transactions which are the subject of this Agreement shall be closed as soon as practicable after the date hereof (the “Closing” or “Closing Date”), at the corporate offices of Assignee, or at such other time and place as the parties shall agree.

4.2.	Assignor Deliverables. At the Closing, Assignor shall deliver the Bill of Sale, in substantially the form attached hereto as Exhibit B (the “Bill of Sale”), executed by Assignee.

4.3.	Assignee Deliverables. At the Closing, Assignee shall deliver: (i) the Consideration and (ii) the Bill of Sale executed by Assignor.

5.	Certain Representations and Warranties. Assignor hereby represents and warrants to Assignee as follows, each of which representations and warranties shall survive and continue in effect following the Closing:

1

5.1.	Authority and Authorization. Assignor has full power, right and authority to execute and deliver this Agreement and to perform its obligations and consummate the transactions contemplated herein. The execution and delivery of this Agreement and the performance by Assignor of its obligations hereunder has been duly and validly authorized and approved by all necessary action by Assignor, none of which actions have been modified or rescinded, and all of which actions remain in full force and effect. This Agreement constitutes the valid and binding obligation of Assignor enforceable in accordance with its terms.

5.2.	Ownership of Assigned Assets; Condition of Tangible Assigned Assets. Immediately prior to the Closing Date, Assignor is and shall be the sole and exclusive legal and equitable owner of the Assets, and has good title thereto free and clear of any.

5.3.	Contracts; No Breach. Assignor has not entered into any agreement or understanding, whether written or oral, that waives any of its respective rights under any of the Assigned Contracts. Assignor is not currently in breach under any of the Assigned Contracts nor has Assignor taken or omitted any action which, after the mere passage of time, will be deemed a breach under any of the Assigned Contracts. The consummation of the transactions hereunder shall not result in a breach under any of the Assigned Contracts. Assignor has delivered or made available true and complete copies of all the Assigned Contracts (and all amendments and modifications thereto) to Assignee prior to the execution of this Agreement.

6.	Power of Attorney. Effective as of the Closing Date, and without any further action by the parties, Assignor constitutes and appoints Assignee and its successors or assigns the true and lawful attorney of Assignor in the name and stead of Assignor, but on behalf and for the benefit of Assignee and its successors or assigns, to: (i) endorse the name of Assignor on any and all checks, notes, drafts or other instruments or commercial paper, which may be payable or endorsed to the order of Assignor and which constitute or represent properties or assets transferred to Assignee; (ii) demand and receive any and all of the properties and assets sold, assigned, transferred, conveyed and delivered to Assignee pursuant to this Agreement, and to give receipts and releases for the same, and any part thereof; (iii) from time to time institute and prosecute actions, suits, and demands in the name of Assignor, or otherwise, for the benefit of Assignee and its successors or assigns, which Assignee and its successors or assigns may deem proper in order to collect or reduce to possession any of such properties and assets; or (iv) take any and all actions in relation to said properties, assets, claims and rights which Assignee and its successors or assigns shall deem desirable, hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Assignor and its successors or assigns in any manner or for any reason or cause whatsoever. Notwithstanding the foregoing, all representations, warranties and covenants set forth herein regarding the Assigned Contracts and regarding the transfer contemplated by this Agreement shall continue unaltered on the terms set forth in the Exchange Agreement.

7.	Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law of, and not the law of conflicts of, the State of Arizona, and the performance of the obligations imposed by this Agreement shall be governed by the laws of the State of Arizona applicable to contracts made and wholly to be performed in such state.

8.	Binding Effect; Purposes. This Agreement shall inure to the benefit of and shall be binding upon Assignor, Assignee and their respective successors and assigns. Notwithstanding any other provision of this Agreement, nothing contained herein shall in any way supersede, modify, replace, amend, charge, rescind, waive or otherwise affect any other instrument of transfer delivered by Assignor to Assignee covering the Assigned Contracts.

2

9.	Counterpart Execution. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

This Assignment and Assumption Agreement is executed as of the date first written above.

3

EXHIBIT A

LIST OF ASSIGNED ASSETS

1.	APACHE CREEK GOLF CLUB
2.	MOUNTAIN BROOK GOLF CLUB
3.	STAND BY GOLF

4

EXHIBIT B

I • ' ._ Bll,L OF ALE ( ' 'Assignor") desires to sell to /':.j! - T {; - ,o(J!. n ��� !l,j'..l fl. � :JJ.'6:l �� - f'As7iin ; e ;: ) , and the signee w ishes to buy, all of Assignor 's right, title in and to t e A igned Assets ( as uch t rm i defined in that certain Assignment and As umption Agreement dated 4 - ,+9 - J.S: between Assignor and Assignee (the '' Agreement')) for the Consideration (as such term i defined in t he Agreement) . OW T HEREFOR E . Assignor her eb bargain . ells , transfers, assigns, sets over and otherwise conveys to Assignee, all right . title and interest of the ignor i n , to and under the Assigned Assets . ubject to an y continuing ob ligation . repre · entations or warranties under the Agreement, the Assignee hereb y acknowled ges receipt of the A i g ned ets and Assignor hereby acknowledges receipt of the onsideration . Each party hereby represents and warrant t o th e other that it is duly incorporated , validly existing and in good standing under the law s of the state herein inco rporated , that it has all requisite power and authority (corporate or otherwise) to execute thi Bill o f ale, t hat its e_xecution and delivery of this Bill of Sale and its performance hereunder has been dul y auth o rized by all necessary corporate action and will not vio late its charter of b y - law and that the p er s on s o executing and delivering this Bill of Sale on behalf o f such party has been dul_ authorized t o d o o and , further has been duly appointed to and currently holds the office set forth belo w . IN WITNESS WH E REO F . the parti es heret o have dul y executed this Bill of Sale as of � - ;)'? . � _oW � T itle : � :{) [ASSJG EE] B y � a ':: hf,u_l, � Title : d_,/5 - 0

5